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                                                                    EXHIBIT 24.8

                  Certified Resolution as to Power of Attorney



      The undersigned hereby certifies on behalf of Carrier1 International S.A., a societe anonyme organized under the laws of the Grand Duchy of Luxembourg (the "Company") that the Board of Directors of the Company at a meeting held on August 2, 2000, duly adopted resolutions substantially in the form of the following; and that said resolutions are in full force and effect:

      that any Authorized Officer (as defined below), be, and each of them hereby is, authorized and empowered to execute and cause the Registration Statement to be filed with the Commission, in the name and on behalf of the Company, with such changes therein as such officers executing the same shall deem necessary or advisable and shall approve, such approval to be conclusively evidenced by such execution; and that each of the Authorized Officers be, and hereby is, authorized to prepare or cause to be prepared, to execute in the name and on behalf of the Company, and cause to be filed with the Commission, such amendments (including, without limitation, any pre-effective and post-effective amendments and any subsequent registration statements pursuant to Rule 462(b) under the Securities Act) to the Registration Statement and supplements to the prospectus or prospectuses forming a part thereof as such officers may deem necessary or advisable, an "AUTHORIZED OFFICER" being any one of (i) the members of the Board of Directors of the Company, (ii) Stig Johansson, Eugene A. Rizzo, Kees van Ophem, Neil E. Craven, Terje Nordahl, Joachim W. Bauer and (iii) any other person designated by one or more members of the Board of Directors of the Company to act on his or her behalf;

      WHEREBY, the Company has caused this certificate to be executed on its behalf by the undersigned this 2nd day of August, 2000.


                                          /s/ Kees van Ophem
                                          ------------------------------
                                          Name: Kees van Ophem
                                          Title: Vice President, Purchase
                                                 and General Counsel